UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2009

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33213	77-0454924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive

San Jose, CA 95110

(Address of principal executive offices, including zip code)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 11, 2009, Magma Design Automation, Inc. (the “Company”) entered into an indenture (the “Indenture”) with U.S. Bank National Association governing the Company’s 6.0% Convertible Senior Notes, due 2014 (the “Exchange Notes”). The Exchange Notes were issued on September 11, 2009, pursuant to an effective registration statement (Registration No. 333-159463), in connection with the closing of the Company’s offer to exchange (the “Exchange Offer”) up to $49,939,000 aggregate principal amount of the Exchange Notes for any and all of the $49,939,000 aggregate principal amount of its outstanding 2.0% Convertible Senior Notes due May 15, 2010 (the “Existing Notes”). In connection with the closing of the Exchange Offer, the Company issued $26,689,000 aggregate principal amount of Exchange Notes for $26,689,000 aggregate principal amount of validly tendered Existing Notes.

The Exchange Notes bear interest at 6.00 percent per annum, with interest payable on May 15 and November 15 of each year, commencing May 15, 2010. The Exchange Notes mature on May 15, 2014. At maturity, Magma will be required to repay the outstanding principal of the Exchange Notes.

The Exchange Notes are unsecured senior indebtedness of Magma, which rank pari passu in right of payment to the Existing Notes and are effectively subordinated in right of payment to Magma’s credit facility with Wells Fargo Bank, N.A to the extent of the security interest held by Wells Fargo Bank, N.A. in the assets of the Company.

The Exchange Notes will be convertible at any time after issuance and prior to maturity into shares of Magma common stock at an initial conversion price of $1.80 per share, which is equivalent to an initial conversion rate of approximately 555 shares per $1,000 principal amount of Exchange Notes. The conversion price and the conversion rate will adjust automatically upon certain changes to Magma’s capitalization.

If the Exchange Notes are converted into shares of Magma common stock on or prior to maturity upon the occurrence of certain change of control events, Magma will be required to pay a premium make-whole amount whereby the conversion rate on the Exchange Notes may be increased by up to 107 shares per $1,000 principal amount of Exchange Notes.

A copy of the Indenture is filed herewith as Exhibit 10.1. The preceding disclosure is qualified in its entirety by reference to Exhibit 10.1, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Indenture, dated as of September 11, 2009, between Magma Design Automation, Inc. and U.S. Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magma Design Automation, Inc.

Date: September 15, 2009	By:	/s/ Peter S. Teshima
Peter S. Teshima Corporate Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indenture, dated as of September 11, 2009, between Magma Design Automation, Inc. and U.S. Bank National Association

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